UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): September 23, 2015

MIDCOAST ENERGY PARTNERS, L.P.

(Exact Name of Registrant as Specified in Charter)

DELAWARE	1-36175	61-1714064
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1100 LOUISIANA, SUITE 3300, HOUSTON, TEXAS 77002

(Address of Principal Executive Offices) (Zip Code)

(713) 821-2000

(Registrant’s telephone number, including area code)

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On September 23, 2015, Midcoast Energy Partners, L.P. (“MEP”), announced that R. Poe Reed, age 59, will join MEP’s general partner, Midcoast Holdings, L.L.C. (“Midcoast”), as vice president and chief commercial officer, effective September 28, 2015.

Mr. Reed joins Midcoast from Caliber Midstream, where he served as president and chief executive officer. He previously held senior leadership positions at Centerpoint Energy, DCP Midstream and its predecessor companies Duke Energy, PanEnergy and Texas Eastern. Mr. Reed is a past Chairman of the Texas Pipeline Association (TPA) and past board member of the Interstate Natural Gas Association of America (INGAA). He holds a bachelor's degree in business administration and a master's degree in industrial safety from West Virginia University.

The above appointment is discussed in the press release attached hereto as Exhibit 99.1. The press release is not deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 and is not incorporated by reference into any registrations statements filed under the Securities Act of 1933, as amended.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description of the Exhibit

99.1	Press release dated September 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Midcoast Energy Partners, L.P. (Registrant)

By:	Midcoast Holdings, L.L.C., its General Partner

Date: September 28, 2015	By:	/s/ Bruce Stevenson
Bruce Stevenson Corporate Secretary (Duly Authorized Officer)

Index of Exhibits

Exhibit Number	Description

99.1	Press release dated September 23, 2015